                                                                   Exhibit 16(c)

                  Merrill Lynch Connecticut Municipal Bond Fund
         of Merrill Lynch Multi-State Municipal Series Trust - Class C
                              10/21/94 - 7/31/95

                                               Since             Since
                                             Inception         Inception
                                           Average Annual        Total
                                            Total Return        Return*
                                           -------------      ------------
   Initial Investment                        $1,000.00           $1,000.00

   Divided by Net Asset Value                     9.82                9.82
                                            ----------          ----------
   Equals Shares Purchased                     101.833             101.833

   Plus Shares Acquired through
      Dividend Reinvestment                      4.302               4.302
                                            ----------          ----------
   Equals Shares Held at 7/31/95               106.135             106.135

   Multiplied by  Net Asset
      Value at 7/31/95                           10.25               10.25
                                            ----------          ----------
   Equals Ending Value before deduction for
      contingent deferred sales charge        1,087.88            1,087.88

   Less deferred sales charge                   (10.00)               0.00
                                            ----------          ----------
   Equals Ending Redeemable Value at
      $1,000 Investment (ERV) at 7/31/95      1,077.88            1,087.88
                                            ----------          ----------
   Divided by $1,000 (P)                        1.0779              1.0879

   Subtract 1                                   0.0779              0.0879

   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period (T)                  7.79%
                                            ==========
   Expressed as a percentage
      equals the Aggregate Total
      Return for the Period                                          8.79%
                                                                ==========
   ERV divided by P                             1.0779

   Raise to the power of                        1.2898

   Equals                                       1.1016

   Subtract 1                                   0.1016

   Expressed as a percentage
      equals the Average
      Annualized Total Return                   10.16%
                                            ==========

   * Does not include sales charge for the period.

                          30 DAYS STANDARDIZED YIELD
                         FOR THE PERIOD ENDING 7-31-95

                  MERRILL LYNCH CONNECTICUT MUNICIPAL BOND FUND
         OF MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST - CLASS C



     Long term income generally based on yield to
         maturity times market value of each security                $3,717

     Plus short term income accrued for the past
        thirty days                                                     134
                                                            ---------------
     Equals Total Income                                              3,850

     Less expenses for the past thirty days                            -540
                                                             --------------
     Equals net monthly income for yield calculation                  3,310
                                                             --------------
     Average shares outstanding for 30 days                          74,884


     Times the Net Asset Value                                        10.24
                                                             --------------
     Equal total dollars                                           $766,814
                                                             ==============

     Net monthly income divided by total dollars equals         0.004316016

     Add 1                                                      1.004316016

     Raise to the power of 6                                    1.026177128

     Subtract 1                                                 0.026177128

     Times 2                                                    0.052354255

     Expressed as a percentage equals the
       standardized yield for 30 day period                           5.24%
                                                                    =======

     Tax Rate                                                        28.00%

     X = 1 minus Tax Rate                                            72.00%

     Standardized Yield divided by X equals
       Tax Equivalent Yield for 30 day Period                         7.28%
                                                                    =======